Exhibit 99.1

PRESS RELEASE

For Immediate Release

99 CENTS ONLY STORES LLC ANNOUNCES

SETTLEMENT OF OFFER TO EXCHANGE AND CONSENT SOLICITATION

Los Angeles, California, December 14, 2017 — 99 Cents Only Stores LLC (the “Company”) today announced the final settlement of its previously announced exchange offer and consent solicitation (the “Exchange Offer”) to eligible holders of its outstanding 11% Senior Notes due 2019 (the “Existing Notes”).  The Exchange Offer, which was made pursuant to the terms and subject to the conditions set forth in the Company’s Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement dated November 22, 2017 (the “Amended Offering Memorandum”), consisted of an offer to exchange validly tendered Existing Notes for the Company’s newly issued 13% Cash/PIK Notes due 2022 (the “New Secured Notes”) and, for Existing Notes tendered prior to the early tender date of November 30, 2017, an early tender premium payable in cash (the “Early Tender Consideration”).

The Company accepted tenders and consents from holders of $242,228,000 in aggregate principal amount of the Existing Notes, representing approximately 96.89% of the total outstanding principal amount of the Existing Notes.  These tenders and consents included Existing Notes tendered pursuant to the previously announced exchange of Existing Notes with certain affiliates of the Company’s controlling equity holders for shares of new paid-in-kind Series A-1 participating preferred stock of Number Holdings, Inc., the direct parent of the Company, with an aggregate liquidation preference of $1,000.00 per share (“Parent Preferred Stock”).

At settlement, the Company issued $140,110,000 in aggregate principal amount of New Secured Notes and paid an Early Tender Consideration of $1,050,825 in cash in exchange for Existing Notes validly tendered and accepted for exchange pursuant to the Exchange Offer.  In addition, concurrently with the settlement of the Exchange Offer, shares of Parent Preferred Stock with an aggregate liquidation preference of $102,118,000 and an early tender payment paid in shares of Parent Preferred Stock with an aggregate liquidation preference of $765,885 were issued to the Company’s controlling equity holders in exchange for the Existing Notes tendered by such holders and accepted for exchange by the Company.

The New Secured Notes and the Parent Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

In addition, as previously announced, in connection with the Exchange Offer, the Company received the requisite number of consents to approve certain proposed amendments to the indenture governing the Existing Notes, which, among other items, would eliminate or modify substantially all of the restrictive covenants relating to the Company and its subsidiaries, certain reporting obligations, certain events of default and related provisions.  The Company and the trustee for the Existing Notes have entered into a supplemental indenture to give effect to the proposed amendments.  Such amendments are operative with respect to the Existing Notes that remain outstanding after giving effect to the Exchange Offer.

About 99 Cents Only Stores

Founded in 1982, 99 Cents Only Stores LLC is the leading operator of extreme value stores in California and the Southwestern United States. The Company currently operates 391 stores located in California, Texas, Arizona and Nevada. 99 Cents Only Stores LLC offers a broad assortment of name brand and other attractively priced merchandise and compelling seasonal product offerings. For more information, visit www.99only.com.

Investor Contact:

Addo Investor Relations

Lasse Glassen

(424) 238-6249

lglassen@addoir.com

*  *  *

The Company has included statements in this report that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, the Company’s expectations with respect to the amend and extend transaction described herein.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for reasons, among others, including  those reasons discussed in the Amended Offering Memorandum and the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2017. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.